THIRD QUARTER 2018

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 21 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Third Quarter 2018 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Sale of Visa Shares	Noninterest income: Securities gains/(losses), net	$212.9 million	Pre-tax gain associated with sale of Visa Class B Shares

Corporate	Acquisition and integration expenses	Noninterest expense: various	$(11.4) million	Pre-tax acquisition- and integration-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

Third Quarter 2018 vs. Second Quarter 2018

Consolidated

•	In 3Q18 FHN sold its remaining holdings of Visa Class B Shares resulting in a pre-tax gain of $212.9 million

•	Net income available to common shareholders was $270.3 million, or $.83 per diluted share in 3Q18 compared to $81.6 million, or $.25 per diluted share in 2Q18

•	Net interest income (“NII”) was $305.7 million in 3Q18 compared to $310.9 million in 2Q18

•
The decrease in NII in 3Q18 was primarily driven by lower loan accretion associated with the CBF acquisition, the effect of the 2Q18 loan sales, higher deposit costs, and the muted increase in LIBOR in 3Q18 relative to prior quarters

•
The decline was somewhat offset by the positive impact of an additional day in 3Q18 compared to 2Q18, higher average balances of loans to mortgage companies, and to a lesser extent an increase in cash basis interest income

•	Net interest margin (“NIM”) was 3.44 percent in 3Q18 compared to 3.53 percent in 2Q18

•
The decline in NIM was largely driven by lower loan accretion associated with the CBF acquisition, the effect of the 2Q18 loan sales, higher deposit costs, and the muted increase in LIBOR, somewhat offset by higher average balances of loans to mortgage companies

•	The provision for loan losses was $2.0 million in 3Q18 compared to $0 in 2Q18

•	Noninterest income (including securities gains) increased to $349.0 million in 3Q18 from $127.5 million in 2Q18 primarily driven by the gain on sale of Visa Class B Shares previously mentioned

•	To a lesser extent, an increase in Fixed income noninterest income within both the Non-Strategic and Fixed Income segments also contributed positively to noninterest income in 3Q18

•	Noninterest expense was $294.0 million in 3Q18 compared to $332.8 million in 2Q18

•	The expense decrease was largely driven by a $31.8 million decline in acquisition- and integration-related expenses primarily associated with the CBF acquisition

•	Provision for income taxes was $83.9 million in 3Q18 compared to $19.7 million in 2Q18 and was largely driven by an increase in pre-tax income associated with the gain on sale of Visa Class B Shares

Regional Banking

•	Pre-tax income was $166.7 million in 3Q18 compared to $172.7 million in 2Q18; PPNR was $174.7 million and $177.6 million in 3Q18 and 2Q18, respectively

•	Average loans increased to $26.1 billion in 3Q18 from $25.9 billion in 2Q18; period-end loans decreased 1 percent to $27.4 billion in 3Q18

•	Average deposits increased to $27.6 billion in 3Q18 from $27.4 billion in 2Q18; period-end deposits were flat at $27.8 billion in 3Q18

•	NII was $302.5 million in 3Q18 down from $307.0 million in 2Q18

•
The decrease in NII is primarily due to lower loan accretion associated with the CBF acquisition, higher deposit costs and the muted increase in LIBOR in 3Q18, somewhat offset by an additional day in 3Q18 relative to 2Q18, higher average balances of loans to mortgage companies, and an increase in cash basis interest income

•
Provision expense was $8.0 million in 3Q18 compared to $4.9 million in 2Q18 driven primarily by higher reserves associated with individually impaired loans within the C&I portfolio; the increase in reserves was partially offset by the effect of continued lower loss rates and lower net charge-offs

•	Noninterest income was $79.9 million and $80.3 million in 3Q18 and 2Q18, respectively

•	Noninterest expense was $207.6 million in 3Q18 down from $209.6 million in 2Q18

Fixed Income

•	Pre-tax income was $2.9 million in 3Q18 compared to pre-tax loss of $.4 million in 2Q18

•	NII was $9.0 million and $9.2 million in 3Q18 and 2Q18, respectively

•	Noninterest income increased to $41.1 million in 3Q18 from $38.4 million in 2Q18

•	Fixed income product revenue was $34.3 million in 3Q18 up from $29.9 million in 2Q18

•	Fixed income product average daily revenue (“ADR”) was $544 thousand and $468 thousand in 3Q18 and 2Q18, respectively

•	Other product revenue was $6.9 million in 3Q18 compared to $8.4 million in 2Q18

•	Noninterest expense decreased to $47.3 million in 3Q18 from $48.0 million in 2Q18

FHN PERFORMANCE HIGHLIGHTS (continued)

Third Quarter 2018 vs. Second Quarter 2018 (continued)

Corporate

•	Pre-tax income was $173.9 million in 3Q18 compared to a pre-tax loss of $75.5 million in 2Q18

•	NII was negative $15.4 million and negative $17.1 million in 3Q18 and 2Q18, respectively

•	Estimated effective duration of the securities portfolio was 4.8 years in 3Q18 and 4.6 years in 2Q18

•	Noninterest income (including net securities gains) was $222.6 million in 3Q18 compared to $8.7 million in 2Q18 and was primarily driven by the gain on sale of Visa Class B Shares

•	Noninterest expense was $33.3 million in 3Q18, down from $67.1 million in 2Q18

•	The decline was largely driven by a decrease in acquisition- and integration-related expenses primarily associated with the CBF acquisition

Non-Strategic

•	Pre-tax income was $15.2 million in 3Q18 compared to $8.9 million in 2Q18

•	NII decreased to $9.6 million in 3Q18 from $11.9 million in 2Q18 largely driven by the sale of approximately $120 million UPB of loans in 2Q18

•	The provision credit was $6.0 million in 3Q18 compared to a provision credit of $4.9 million in 2Q18

•	Noninterest income increased to $5.4 million in 3Q18 from $.1 million in 2Q18 largely driven by a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans

•	Noninterest expense decreased to $5.8 million in 3Q18 from $8.1 million in 2Q18

Asset Quality

•	Allowance for loan losses increased to $186.0 million in 3Q18 from $185.5 million in 2Q18; the allowance to loans ratio increased 1 bp to 68 bps in 3Q18

•	Net charge-offs were $1.5 million in 3Q18 compared to $1.7 million in 2Q18

•	Regional banking net charge-offs were $3.7 million in 3Q18 compared to $4.3 million in 2Q18

•	Non-strategic net recoveries were $2.2 million in 3Q18 compared to $2.6 million in 2Q18

•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, increased to $146.4 million in 3Q18 from $124.8 million in 2Q18 primarily driven by one credit within the C&I portfolio

•	30+ delinquencies were $95.1 million in 3Q18 compared to $85.1 million in 2Q18 primarily driven by two credits

Taxes

•	The effective tax rates for 3Q18 and 2Q18 were 23.40 percent and 18.64 percent, respectively

•
The increase in effective tax rate in 3Q18 primarily reflects the decrease in discrete benefit from 2Q18. There was no discrete benefit in 3Q18; 2Q18 includes $3.0 million of favorable discrete items related to CBF purchase accounting adjustments and $1.1 million of favorable discrete items related to state audits

•
The rates also reflect the favorable net effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest, offset by non-deductibility (under Tax Reform) of a portion of FDIC premiums and executive compensation expenses

Capital and Liquidity

•	Declared $.12 per common share quarterly dividend in 3Q18 ($38.9 million in the aggregate) which was paid on October 1, 2018

•	Declared aggregate preferred quarterly dividend of $1.6 million in 3Q18 which was paid on October 10, 2018

•
Repurchased 1.1 million shares costing $19.0 million in 3Q18 with a volume weighted average price of $17.84; $231.0 million remaining authorization under the stock purchase authorization announced in January 2018, currently scheduled to expire January 31, 2020

•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)

•	Total equity to total assets (GAAP) of 11.67 percent in 3Q18 compared to 11.08 percent in 2Q18

•	Tangible common equity to tangible assets (Non-GAAP) of 7.12 percent in 3Q18 compared to 6.54 percent in 2Q18

•	Common Equity Tier 1 of 9.86 percent in 3Q18 compared to 8.98 percent in 2Q18

•	Tier 1 of 10.88 percent in 3Q18 compared to 9.98 percent in 2Q18

•	Total Capital of 12.04 percent in 3Q18 compared to 11.25 percent in 2Q18

•	Leverage of 9.21 percent in 3Q18 compared to 8.56 percent in 2Q18

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

				(a)		3Q18 Changes vs.
(Dollars in thousands, except per share data)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Interest income	$393,669	$387,811	$363,355	$287,633	$248,145	2%	59%
Less: interest expense	87,969	76,879	62,182	45,545	38,328	14%	NM
Net interest income	305,700	310,932	301,173	242,088	209,817	(2)%	46%
Provision/(provision credit) for loan losses	2,000	—	(1,000)	3,000	—	NM	NM
Net interest income after provision for loan losses	303,700	310,932	302,173	239,088	209,817	(2)%	45%
Noninterest income:
Fixed income (b)	44,813	37,697	45,506	55,079	55,758	19%	(20)%
Deposit transactions and cash management	35,792	36,083	35,984	30,158	28,011	(1)%	28%
Brokerage, management fees and commissions	14,200	13,740	13,483	12,642	11,937	3%	19%
Trust services and investment management	7,438	8,132	7,277	7,116	6,953	(9)%	7%
Bankcard income	6,878	6,635	6,445	8,237	6,170	4%	11%
Bank-owned life insurance	4,337	5,773	3,993	3,987	3,539	(25)%	23%
Securities gains/(losses), net (c)	212,859	31	86	137	6	NM	NM
Other (d)	22,655	19,434	23,243	15,834	43	17%	NM
Total noninterest income	348,972	127,525	136,017	133,190	112,417	NM	NM
Adjusted gross income after provision for loan losses	652,672	438,457	438,190	372,278	322,234	49%	NM
Noninterest expense:
Employee compensation, incentives, and benefits (e)	164,839	165,890	171,254	177,312	137,383	(1)%	20%
Repurchase and foreclosure provision (f)	(562)	(252)	(72)	53	(609)	NM	8%
Legal fees	2,541	2,784	2,345	1,245	2,052	(9)%	24%
Professional fees (g)	9,270	15,415	12,272	26,958	6,566	(40)%	41%
Occupancy (h)	20,002	22,503	20,451	15,887	13,619	(11)%	47%
Computer software	15,693	15,123	15,132	13,157	11,993	4%	31%
Contract employment and outsourcing (i)	4,314	5,907	4,053	5,979	2,762	(27)%	56%
Operations services	13,121	14,653	15,561	10,619	10,805	(10)%	21%
Equipment rentals, depreciation, and maintenance	9,423	10,708	10,018	9,530	6,626	(12)%	42%
FDIC premium expense	7,850	9,978	8,614	9,090	6,062	(21)%	29%
Advertising and public relations	8,365	5,070	3,599	5,313	5,205	65%	61%
Communications and courier	7,014	7,530	8,232	5,379	4,328	(7)%	62%
Amortization of intangible assets	6,460	6,460	6,474	3,568	1,964	*	NM
Other (d)	25,701	50,999	35,332	62,580	28,113	(50)%	(9)%
Total noninterest expense	294,031	332,768	313,265	346,670	236,869	(12)%	24%
Income before income taxes	358,641	105,689	124,925	25,608	85,365	NM	NM
Provision for income taxes (j)	83,925	19,697	29,931	73,989	13,596	NM	NM
Net income/(loss)	274,716	85,992	94,994	(48,381)	71,769	NM	NM
Net income attributable to noncontrolling interest	2,883	2,852	2,820	2,910	2,883	1%	*
Net income/(loss) attributable to controlling interest	271,833	83,140	92,174	(51,291)	68,886	NM	NM
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$270,283	$81,590	$90,624	$(52,841)	$67,336	NM	NM
Common Stock Data
EPS (c)	$0.83	$0.25	$0.28	$(0.20)	$0.29	NM	NM
Basic shares (thousands)	324,406	325,153	326,489	265,169	233,749	*	39%
Diluted EPS	$0.83	$0.25	$0.27	$(0.20)	$0.28	NM	NM
Diluted shares (thousands)	327,252	328,426	330,344	265,169	236,340	*	38%
Key Ratios & Other
Return on average assets (annualized) (c) (k)	2.72%	0.86%	0.95%	(0.58)%	0.99%
Return on average common equity (“ROE”) (annualized) (c) (k)	25.41%	7.86%	8.79%	(6.73)%	10.79%
Return on average tangible common equity (“ROTCE”) (annualized) (c) (k) (l)	40.51%	12.63%	14.06%	(8.78)%	12.17%
Fee income to total revenue (k)	30.81%	29.08%	31.10%	35.47%	34.89%
Efficiency ratio (k)	66.55%	75.90%	71.67%	92.41%	73.51%
Average full time equivalent employees	5,623	5,873	5,835	4,792	4,277
NM - Not meaningful
* Amount is less than one percent.
(a) 4Q17 includes one month of activity related to the CBF acquisition.
(b) 3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.
(c) 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures.
(d) Refer to the Other Income and Other Expense table on page 7 for additional information.
(e) 3Q18, 2Q18, 1Q18 and 4Q17 include $3.2 million, $3.9 million, $3.9 million and $16.8 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition.
(f) Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(g) 3Q18, 2Q18, 1Q18 and 4Q17 include $4.0 million, $8.7 million, $5.4 million and $20.3 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition; 3Q17 includes $3.0 million in acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions.
(h) 2Q18 includes $2.2 million of acquisition- and integration-related expenses associated with the CBF acquisition.
(i) 2Q18, 1Q18 and 4Q17 include $1.7 million, $1.4 million and $.9 million, respectively of acquisition- and integration-related expenses associated with the CBF acquisition.

(j)
3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares; 4Q17 increase primarily associated with the effects of the Tax Cuts and Jobs Act ("the Tax Act"); 4Q17 and 3Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(k) See Glossary of Terms for definitions of Key Ratios.
(l) This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

				(a)		3Q18 Changes vs.
(Thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Other Income
ATM and interchange fees	$3,263	$3,413	$3,267	$3,427	$3,137	(4)%	4%
Dividend income (b)	2,757	3,124	2,249	—	—	(12)%	NM
Electronic banking fees	1,309	1,228	1,204	1,171	1,282	7%	2%
Letter of credit fees	1,307	1,295	1,249	1,292	1,211	1%	8%
Mortgage banking	2,533	2,431	2,546	766	1,354	4%	87%
Deferred compensation (c)	1,458	991	451	1,876	1,128	47%	29%
Insurance commissions	396	476	757	472	567	(17)%	(30)%
Other service charges	3,758	3,728	4,123	3,485	2,954	1%	27%
Gain/(loss) on extinguishment of debt (d)	(1)	—	—	—	(14,329)	NM	NM
Other (e)	5,875	2,748	7,397	3,345	2,739	NM	NM
Total	$22,655	$19,434	$23,243	$15,834	$43	17%	NM

Other Expense
Litigation and regulatory matters (f)	$(1,541)	$16	$2,134	$32,114	$8,162	NM	NM
Tax credit investments	1,370	1,079	1,137	822	762	27%	80%
Travel and entertainment (g)	3,988	5,131	2,983	3,154	2,798	(22)%	43%
Employee training and dues	1,682	1,849	1,779	1,357	1,198	(9)%	40%
Customer relations	1,328	1,358	1,063	1,510	1,361	(2)%	(2)%
Miscellaneous loan costs	543	1,035	1,142	673	757	(48)%	(28)%
Supplies	1,635	1,987	1,836	1,222	928	(18)%	76%
OREO	1,256	810	108	53	303	55%	NM
Other insurance and taxes	2,761	2,752	2,665	2,457	2,396	*	15%
Non-service components of net periodic pension and post retirement cost (h)	1,585	1,530	504	363	454	4%	NM
Other (i)	11,094	33,452	19,981	18,855	8,994	(67)%	23%
Total	$25,701	$50,999	$35,332	$62,580	$28,113	(50)%	(9)%
Certain previously reported amounts have been reclassified.
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q17 includes one month of activity related to the CBF acquisition.

(b)
Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" and began recording dividend income from FRB and FHLB holdings in other income. Prior to 1Q18 these amounts were included in Interest income on the Income Statement.

(c)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(d)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(e)	3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings.

(f)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses within the Regional Banking segment.

(g)	2Q18 increase largely driven by higher acquisition- and integration-related expenses associated with the CBF acquisition and seasonality.

(h)	1Q18 includes a $1.0 million favorable adjustment related to benefits received.

(i)
3Q18, 2Q18, 1Q18, and 4Q17 include $1.5 million, $23.2 million, $17.0 million, and $6.2 million, respectively, of acquisition- and integration-related expenses associated with the CBF acquisition; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						3Q18 Changes vs.
(Thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Assets:
Investment securities (a)	$4,618,383	$4,734,411	$4,836,155	$5,180,255	$3,973,138	(2)%	16%
Loans held-for-sale (b)	725,651	692,659	770,412	699,377	339,780	5%	NM
Loans, net of unearned income	27,350,214	27,701,740	27,249,793	27,658,929	20,166,091	(1)%	36%
Federal funds sold	113,722	91,303	62,541	87,364	76,316	25%	49%
Securities purchased under agreements to resell	687,437	782,765	910,670	725,609	663,637	(12)%	4%
Interest-bearing cash (c)	531,681	750,634	309,351	1,185,600	604,326	(29)%	(12)%
Trading securities	1,930,991	1,649,470	1,759,430	1,416,345	1,469,402	17%	31%
Total earning assets	35,958,079	36,402,982	35,898,352	36,953,479	27,292,690	(1)%	32%
Cash and due from banks	642,051	602,952	459,820	639,073	347,802	6%	85%
Fixed income receivables (d)	177,802	68,148	94,036	68,693	68,750	NM	NM
Goodwill (e)	1,409,822	1,409,276	1,398,501	1,386,853	236,335	*	NM
Other intangible assets, net (e)	161,495	167,955	174,415	184,389	43,157	(4)%	NM
Premises and equipment, net	506,453	525,175	531,981	532,251	293,393	(4)%	73%
Other real estate owned ("OREO")	28,628	29,712	35,715	43,382	12,522	(4)%	NM
Allowance for loan losses	(185,959)	(185,462)	(187,194)	(189,555)	(194,867)	*	(5)%
Derivative assets	54,476	122,056	114,348	81,634	80,976	(55)%	(33)%
Other assets (a)	1,883,077	1,934,001	1,943,221	1,723,189	1,441,878	(3)%	31%
Total assets	$40,635,924	$41,076,795	$40,463,195	$41,423,388	$29,622,636	(1)%	37%

Liabilities and Equity:
Deposits:
Consumer interest	$12,800,892	$12,780,195	$12,674,251	$12,877,955	$9,164,017	*	40%
Commercial interest	5,735,486	5,547,510	5,816,992	5,469,868	2,915,446	3%	97%
Market-indexed (f)	4,445,826	4,412,272	4,346,862	4,249,536	3,534,546	1%	26%
Total interest-bearing deposits	22,982,204	22,739,977	22,838,105	22,597,359	15,614,009	1%	47%
Noninterest-bearing deposits	8,025,881	8,237,890	7,980,846	8,023,003	6,485,245	(3)%	24%
Total deposits	31,008,085	30,977,867	30,818,951	30,620,362	22,099,254	*	40%
Federal funds purchased	437,474	351,655	392,714	399,820	292,650	24%	49%
Securities sold under agreements to repurchase	678,510	713,152	672,154	656,602	516,867	(5)%	31%
Trading liabilities	739,694	743,721	827,362	638,515	579,028	(1)%	28%
Other short-term borrowings (g)	1,069,912	1,836,852	1,332,141	2,626,213	1,637,419	(42)%	(35)%
Term borrowings (e) (h)	1,200,134	1,227,281	1,214,967	1,218,097	1,059,507	(2)%	13%
Fixed income payables (d)	36,939	14,739	6,167	48,996	44,304	NM	(17)%
Derivative liabilities	170,324	135,349	121,394	85,061	83,146	26%	NM
Other liabilities	552,921	526,430	504,817	549,234	426,910	5%	30%
Total liabilities	35,893,993	36,527,046	35,890,667	36,842,900	26,739,085	(2)%	34%
Equity:
Common stock	202,464	203,127	204,496	204,211	146,395	*	38%
Capital surplus	3,101,102	3,113,612	3,155,407	3,147,613	1,401,359	*	NM
Undivided profits	1,484,959	1,254,069	1,211,655	1,160,434	1,177,126	18%	26%
Accumulated other comprehensive loss, net (i)	(437,649)	(412,114)	(390,085)	(322,825)	(232,384)	6%	88%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (j)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,741,931	4,549,749	4,572,528	4,580,488	2,883,551	4%	64%
Total liabilities and equity	$40,635,924	$41,076,795	$40,463,195	$41,423,388	$29,622,636	(1)%	37%
NM - Not meaningful
*Amount is less than one percent.

(a)
Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.

(b)
3Q18 includes $619.2 million of SBA and USDA loans, $77.7 million of mortgage loans, and $28.8 million of other consumer loans; 2Q18 decrease driven by the sales of approximately $120 million UPB of loans; 4Q17 increase driven by increases in SBA and USDA loans and loans acquired from CBF that were classified as held-for-sale.

(c)	Includes excess balances held at Fed; 4Q17 increase driven by the CBF acquisition.

(d)	Period-end balances fluctuate based on the level of pending unsettled trades.

(e)	4Q17 increase driven by the CBF acquisition.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(g)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(h)	3Q18 decrease includes the retirement of $10.3 million of TRUPS debt.

(i)	Effective 12/31/17 FHN early adopted ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income."

(j)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

				(a)		3Q18 Changes vs.
(Thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$16,038,920	$15,958,162	$15,535,621	$13,756,024	$12,474,188	1%	29%
Commercial real estate	4,226,580	4,198,275	4,230,217	2,892,949	2,211,831	1%	91%
Consumer real estate	6,199,910	6,217,618	6,302,365	5,029,588	4,398,550	*	41%
Permanent mortgage	348,922	369,144	389,732	400,991	405,287	(5)%	(14)%
Credit card and other	532,890	555,588	594,130	439,057	354,807	(4)%	50%
Total loans, net of unearned income (b)	27,347,222	27,298,787	27,052,065	22,518,609	19,844,663	*	38%
Loans held-for-sale (c)	727,508	727,212	726,978	504,577	540,121	*	35%
Investment securities:
U.S. treasuries	98	98	98	99	109	*	(10)%
U.S. government agencies	4,594,639	4,705,893	4,792,709	4,042,844	3,762,180	(2)%	22%
States and municipalities	14,332	1,621	51	182	—	NM	NM
Corporate bonds	65,505	65,719	65,634	29,904	10,000	*	NM
Other (d)	7,307	4,114	5,153	203,395	188,361	78%	(96)%
Total investment securities	4,681,881	4,777,445	4,863,645	4,276,424	3,960,650	(2)%	18%
Trading securities	1,501,857	1,568,675	1,711,776	1,439,152	1,125,033	(4)%	33%
Other earning assets:
Federal funds sold	43,396	35,165	27,797	24,980	29,852	23%	45%
Securities purchased under agreements to resell	764,743	728,785	881,429	818,887	664,208	5%	15%
Interest-bearing cash (e)	486,280	447,461	482,060	459,868	392,274	9%	24%
Total other earning assets	1,294,419	1,211,411	1,391,286	1,303,735	1,086,334	7%	19%
Total earning assets	35,552,887	35,583,530	35,745,750	30,042,497	26,556,801	*	34%
Allowance for loan losses	(186,204)	(187,253)	(190,420)	(194,859)	(196,631)	(1)%	(5)%
Cash and due from banks	597,578	564,554	563,555	437,604	355,626	6%	68%
Fixed income receivables	54,176	51,346	61,757	79,162	54,286	6%	*
Premises and equipment, net	518,017	532,259	537,359	367,196	293,286	(3)%	77%
Derivative assets	31,322	99,212	79,292	68,692	74,453	(68)%	(58)%
Other assets (d)	3,509,257	3,530,064	3,553,431	2,305,962	1,737,006	(1)%	NM
Total assets	$40,077,033	$40,173,712	$40,350,724	$33,106,254	$28,874,827	*	39%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$12,663,181	$12,581,023	$12,586,843	$10,279,937	$9,244,021	1%	37%
Commercial interest	5,580,371	5,618,245	5,540,090	3,684,643	2,876,398	(1)%	94%
Market-indexed (f)	4,486,335	4,488,503	4,238,128	3,958,224	3,523,450	*	27%
Total interest-bearing deposits	22,729,887	22,687,771	22,365,061	17,922,804	15,643,869	*	45%
Federal funds purchased	454,670	368,321	464,300	425,900	376,150	23%	21%
Securities sold under agreements to repurchase	720,716	667,689	756,487	595,275	680,366	8%	6%
Trading liabilities	702,026	666,092	822,815	741,063	597,269	5%	18%
Other short-term borrowings (g)	861,865	1,399,580	1,698,490	1,246,087	655,599	(38)%	31%
Term borrowings	1,235,166	1,220,494	1,219,916	1,121,268	1,112,735	1%	11%
Total interest-bearing liabilities	26,704,330	27,009,947	27,327,069	22,052,397	19,065,988	(1)%	40%
Noninterest-bearing deposits	8,117,349	8,003,901	7,843,239	6,972,912	6,411,160	1%	27%
Fixed income payables	17,582	15,453	27,913	53,401	28,455	14%	(38)%
Derivative liabilities	114,211	103,130	72,157	65,843	80,916	11%	41%
Other liabilities	512,259	488,735	506,430	455,536	421,551	5%	22%
Total liabilities	35,465,731	35,621,166	35,776,808	29,600,089	26,008,070	*	36%
Equity:
Common stock	202,852	203,381	204,332	165,991	146,354	*	39%
Capital surplus	3,108,721	3,121,578	3,151,931	1,993,908	1,397,883	*	NM
Undivided profits	1,323,826	1,240,809	1,192,462	1,194,840	1,159,451	7%	14%
Accumulated other comprehensive loss, net (h)	(415,152)	(404,277)	(365,864)	(239,629)	(227,986)	3%	82%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,611,302	4,552,546	4,573,916	3,506,165	2,866,757	1%	61%
Total liabilities and equity	$40,077,033	$40,173,712	$40,350,724	$33,106,254	$28,874,827	*	39%
NM - Not meaningful
*Amount is less than one percent.
(a) 4Q17 includes the average impact of one month of balances related to the CBF acquisition.
(b) Includes loans on nonaccrual status.
(c) 3Q18 includes $618.9 million of SBA and USDA loans, $79.3 million of mortgage loans, and $29.3 million of other consumer loans; 1Q18 increase driven by the
CBF acquisition.
(d) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(e) Includes excess balances held at Fed.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) Effective 12/31/17 FHN early adopted ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income."
(i) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

				(b)		3Q18 Changes vs.
(Thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Interest Income:
Loans, net of unearned income (c)	$333,088	$326,069	$301,411	$242,950	$207,845	2%	60%
Loans held-for-sale (d)	9,977	11,228	12,144	6,601	6,123	(11)%	63%
Investment securities:
U.S. government agencies	31,106	31,692	31,870	25,911	23,844	(2)%	30%
States and municipalities	129	13	—	3	—	NM	NM
Corporate bonds	714	720	745	355	131	(1)%	NM
Other (e)	592	342	363	2,015	1,731	73%	(66)%
Total investment securities	32,541	32,767	32,978	28,284	25,706	(1)%	27%
Trading securities	14,305	14,967	14,537	11,285	8,604	(4)%	66%
Other earning assets:
Federal funds sold	273	207	145	113	131	32%	NM
Securities purchased under agreements to resell	3,510	2,944	2,503	1,652	1,476	19%	NM
Interest-bearing cash	2,257	1,950	1,684	1,484	1,226	16%	84%
Total other earning assets	6,040	5,101	4,332	3,249	2,833	18%	NM
Interest income	$395,951	$390,132	$365,402	$292,369	$251,111	1%	58%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$17,968	$14,153	$7,534	$4,977	$5,032	27%	NM
Commercial interest	18,302	14,737	12,127	7,220	4,970	24%	NM
Market-indexed (f)	22,820	19,859	15,372	12,272	10,266	15%	NM
Total interest-bearing deposits	59,090	48,749	35,033	24,469	20,268	21%	NM
Federal funds purchased	2,355	1,640	1,738	1,387	1,173	44%	NM
Securities sold under agreements to repurchase	2,780	1,997	1,901	1,175	1,815	39%	53%
Trading liabilities	5,125	4,790	5,124	4,186	3,298	7%	55%
Other short-term borrowings	4,627	6,473	6,403	4,145	2,012	(29)%	NM
Term borrowings	13,992	13,230	11,983	10,183	9,762	6%	43%
Interest expense	87,969	76,879	62,182	45,545	38,328	14%	NM
Net interest income - tax equivalent basis	307,982	313,253	303,220	246,824	212,783	(2)%	45%
Fully taxable equivalent adjustment	(2,282)	(2,321)	(2,047)	(4,736)	(2,966)	2%	23%
Net interest income	$305,700	$310,932	$301,173	$242,088	$209,817	(2)%	46%
NM - Not meaningful

(a)
Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

(b)	4Q17 includes one month of activity related to the CBF acquisition.

(c)	Includes interest on loans in nonaccrual status.

(d)	3Q18 decrease largely driven by the sale of approximately $120 million UPB of loans in 2Q18.

(e)
1Q18 decrease driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of interest earned on SBA IO strips.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	3Q18	2Q18	1Q18	4Q17	3Q17

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.95%	4.88%	4.53%	4.27%	4.13%
Consumer loans	4.51	4.52	4.48	4.33	4.23
Total loans, net of unearned income (c)	4.84	4.79	4.51	4.28	4.16
Loans held-for-sale	5.49	6.18	6.68	5.23	4.53
Investment securities:
U.S. government agencies	2.71	2.69	2.66	2.56	2.54
States and municipalities	3.60	3.12	3.37	7.04	—
Corporate bonds	4.36	4.38	4.54	4.74	5.25
Other (d)	31.97	32.48	27.65	3.96	3.67
Total investment securities	2.78	2.74	2.71	2.65	2.60
Trading securities	3.81	3.82	3.40	3.14	3.06
Other earning assets:
Federal funds sold	2.50	2.36	2.11	1.79	1.75
Securities purchased under agreements to resell	1.82	1.62	1.15	0.80	0.88
Interest-bearing cash	1.84	1.75	1.42	1.28	1.24
Total other earning assets	1.85	1.69	1.26	0.99	1.03
Interest income/total earning assets	4.43%	4.39%	4.13%	3.87%	3.76%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.56%	0.45%	0.24%	0.19%	0.22%
Commercial interest	1.30	1.05	0.89	0.78	0.69
Market-indexed (e)	2.02	1.77	1.47	1.23	1.16
Total interest-bearing deposits	1.03	0.86	0.64	0.54	0.51
Federal funds purchased	2.05	1.79	1.52	1.29	1.24
Securities sold under agreements to repurchase	1.53	1.20	1.02	0.78	1.06
Trading liabilities	2.90	2.88	2.53	2.24	2.19
Other short-term borrowings	2.13	1.86	1.53	1.32	1.22
Term borrowings (f)	4.53	4.34	3.93	3.63	3.51
Interest expense/total interest-bearing liabilities	1.31	1.14	0.92	0.82	0.80
Net interest spread	3.12%	3.25%	3.21%	3.05%	2.96%
Effect of interest-free sources used to fund earning assets	0.32	0.28	0.22	0.22	0.23
Net interest margin	3.44%	3.53%	3.43%	3.27%	3.19%

Total loan yield	4.84%	4.79%	4.51%	4.28%	4.16%
Total deposit cost	0.76%	0.64%	0.47%	0.39%	0.36%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 1Q18 increase driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of higher-yielding SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						3Q18 Changes vs.
(Dollars and shares in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Common equity tier 1 capital (a) (b) (c)	$3,252,825	$3,002,958	$2,991,223	$2,962,155	$2,477,210	8%	31%
Tier 1 capital (a) (b)	3,589,369	3,338,179	3,324,349	3,281,478	2,764,780	8%	30%
Total capital (a)	3,972,895	3,760,651	3,746,007	3,703,754	3,005,198	6%	32%

Risk-weighted assets (“RWA”) (a) (b)	33,002,430	33,437,145	33,293,821	33,373,877	24,678,030	(1)%	34%
Average assets for leverage (a) (b) (d)	38,962,519	39,003,215	39,127,510	31,824,751	28,793,816	*	35%

Common equity tier 1 ratio (a) (b) (c)	9.86%	8.98%	8.98%	8.88%	10.04%
Tier 1 ratio (a) (b)	10.88%	9.98%	9.98%	9.83%	11.20%
Total capital ratio (a)	12.04%	11.25%	11.25%	11.10%	12.18%
Leverage ratio (a) (b) (e)	9.21%	8.56%	8.50%	10.31%	9.60%

Total equity to total assets (c)	11.67%	11.08%	11.30%	11.06%	9.73%
Tangible common equity/tangible assets (“TCE/TA”) (c) (f)	7.12%	6.54%	6.71%	6.57%	7.54%
Period-end shares outstanding	323,943	325,003	327,194	326,736	234,231	*	38%
Cash dividends declared per common share	$0.12	$0.12	$0.12	$0.09	$0.09	*	33%
Book value per common share (c)	$13.43	$12.80	$12.78	$12.82	$10.64
Tangible book value per common share (c) (f)	$8.58	$7.94	$7.97	$8.01	$9.45
Market capitalization (millions)	$5,591.3	$5,798.1	$6,161.1	$6,531.5	$4,485.5
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.
(a) Current quarter is an estimate.
(b) See Glossary of Terms for definition.
(c) 3Q18 includes the effect of the pre-tax gain of $212.9 million from the sale of Visa Class B Shares.
(d) 1Q18 increase driven by the average impact of three months of balances related to the CBF acquisition compared to one month in 4Q17.
(e) 4Q17 increase driven by the CBF acquisition.
(f) TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						3Q18 Changes vs.
(Thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Regional Banking
Net interest income	$302,448	$306,955	$293,143	$242,307	$209,100	(1)%	45%
Noninterest income	79,857	80,278	79,958	70,541	64,370	(1)%	24%
Total revenues	382,305	387,233	373,101	312,848	273,470	(1)%	40%
Provision for loan losses	8,045	4,925	4,458	9,431	8,552	63%	(6)%
Noninterest expense (a)	207,591	209,610	202,082	177,473	150,445	(1)%	38%
Income before income taxes	166,669	172,698	166,561	125,944	114,473	(3)%	46%
Provision for income taxes	39,101	40,584	39,244	43,799	41,191	(4)%	(5)%
Net income	$127,568	$132,114	$127,317	$82,145	$73,282	(3)%	74%

Fixed Income
Net interest income	$9,048	$9,174	$8,464	$5,907	$5,985	(1)%	51%
Noninterest income	41,123	38,363	45,605	55,250	55,803	7%	(26)%
Total revenues	50,171	47,537	54,069	61,157	61,788	6%	(19)%
Noninterest expense	47,306	47,958	50,371	55,151	53,136	(1)%	(11)%
Income/(loss) before income taxes	2,865	(421)	3,698	6,006	8,652	NM	(67)%
Provision/(benefit) for income taxes	532	(329)	785	1,971	2,970	NM	(82)%
Net income/(loss)	$2,333	$(92)	$2,913	$4,035	$5,682	NM	(59)%

Corporate
Net interest income/(expense)	$(15,415)	$(17,108)	$(16,128)	$(16,705)	$(13,769)	10%	(12)%
Noninterest income (b)	222,619	8,735	9,311	6,655	(9,476)	NM	NM
Total revenues	207,204	(8,373)	(6,817)	(10,050)	(23,245)	NM	NM
Noninterest expense (c)	33,323	67,093	52,381	74,398	23,926	(50)%	39%
Loss before income taxes	173,881	(75,466)	(59,198)	(84,448)	(47,171)	NM	NM
Provision/ (benefit) for income taxes (d)	40,529	(22,752)	(13,524)	36,599	(34,167)	NM	NM
Net income/(loss)	$133,352	$(52,714)	$(45,674)	$(121,047)	$(13,004)	NM	NM

Non-Strategic
Net interest income	$9,619	$11,911	$15,694	$10,579	$8,501	(19)%	13%
Noninterest income (e)	5,373	149	1,143	744	1,720	NM	NM
Total revenues	14,992	12,060	16,837	11,323	10,221	24%	47%
Provision/(provision credit) for loan losses	(6,045)	(4,925)	(5,458)	(6,431)	(8,552)	(23)%	29%
Noninterest expense (f)	5,811	8,107	8,431	39,648	9,362	(28)%	(38)%
Income/(loss) before income taxes	15,226	8,878	13,864	(21,894)	9,411	72%	62%
Provision/(benefit) for income taxes	3,763	2,194	3,426	(8,380)	3,602	72%	4%
Net income/(loss)	$11,463	$6,684	$10,438	$(13,514)	$5,809	71%	97%

Total Consolidated
Net interest income	$305,700	$310,932	$301,173	$242,088	$209,817	(2)%	46%
Noninterest income	348,972	127,525	136,017	133,190	112,417	NM	NM
Total revenues	654,672	438,457	437,190	375,278	322,234	49%	NM
Provision/(provision credit) for loan losses	2,000	—	(1,000)	3,000	—	NM	NM
Noninterest expense	294,031	332,768	313,265	346,670	236,869	(12)%	24%
Income before income taxes	358,641	105,689	124,925	25,608	85,365	NM	NM
Provision for income taxes	83,925	19,697	29,931	73,989	13,596	NM	NM
Net income/(loss)	$274,716	$85,992	$94,994	$(48,381)	$71,769	NM	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses; 3Q17 includes $4.4 million of loss accruals related to legal matters.

(b)
3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares; 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(c)
3Q18, 2Q18, 1Q18 and 4Q17 include $11.4 million, $43.2 million, $31.4 million and $46.7 million, respectively of acquisition- and integration-related expenses primarily associated with the CBF acquisition; 3Q17 includes $8.2 million of acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions.

(d)
3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares; 4Q17 increase primarily associated with the effects of the Tax Act; 4Q17 and 3Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(e)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(f)	4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accruals related to legal matters.

FHN REGIONAL BANKING
Quarterly, Unaudited

						3Q18 Changes vs.
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Income Statement (thousands)
Net interest income	$302,448	$306,955	$293,143	$242,307	$209,100	(1)%	45%
Provision for loan losses	8,045	4,925	4,458	9,431	8,552	63%	(6)%
Noninterest income:
NSF / Overdraft fees (a)	13,584	12,663	12,255	11,409	9,878	7%	38%
Cash management fees	9,255	9,210	9,285	9,396	8,923	*	4%
Debit card income	7,811	8,395	8,409	3,685	3,635	(7)%	NM
Other	3,358	4,262	4,788	4,385	4,185	(21)%	(20)%
Total deposit transactions and cash management	34,008	34,530	34,737	28,875	26,621	(2)%	28%
Brokerage, management fees and commissions	14,200	13,740	13,483	12,642	11,936	3%	19%
Trust services and investment management	7,453	8,147	7,292	7,131	6,968	(9)%	7%
Bankcard income	7,000	6,642	6,279	8,121	6,057	5%	16%
Other service charges	3,449	3,383	3,801	3,165	2,613	2%	32%
Miscellaneous revenue	13,747	13,836	14,366	10,607	10,175	(1)%	35%
Total noninterest income	79,857	80,278	79,958	70,541	64,370	(1)%	24%
Noninterest expense:
Employee compensation, incentives, and benefits	83,506	83,703	82,655	69,788	59,337	*	41%
Other (b)	124,085	125,907	119,427	107,685	91,108	(1)%	36%
Total noninterest expense	207,591	209,610	202,082	177,473	150,445	(1)%	38%
Income before income taxes	$166,669	$172,698	$166,561	$125,944	$114,473	(3)%	46%
PPNR (c)	174,714	177,623	171,019	135,375	123,025	(2)%	42%
Efficiency ratio (d)	54.30%	54.13%	54.16%	56.73%	55.09%

Balance Sheet (millions)
Average loans	$26,057	$25,911	$25,578	$21,083	$18,402	1%	42%
Average other earning assets	60	58	51	41	44	3%	36%
Total average earning assets	26,117	25,969	25,629	21,124	18,446	1%	42%
Total average deposits	27,595	27,427	27,120	22,382	20,067	1%	38%
Total period-end deposits	27,758	27,861	27,653	27,539	20,077	*	38%
Total period-end assets	28,864	29,078	28,388	28,866	19,600	(1)%	47%
Net interest margin (e)	4.63%	4.77%	4.67%	4.64%	4.56%
Net interest spread	4.09	4.15	4.03	3.84	3.72
Loan average yield	4.70	4.65	4.39	4.13	4.00
Deposit average rate	0.61	0.50	0.36	0.29	0.28

Key Statistics
Financial center locations (f)	292	292	345	347	163	*	79%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses; 3Q17 includes $4.4 million of loss accruals related to legal matters.

(c)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(d)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(e)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

(f)	2Q18 decrease driven by branch consolidation and integration efforts; 4Q18 increase driven by the CBF acquisition.

FHN FIXED INCOME
Quarterly, Unaudited

						3Q18 Changes vs.
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Income Statement (thousands)
Net interest income	$9,048	$9,174	$8,464	$5,907	$5,985	(1)%	51%
Noninterest income:
Fixed income product revenue	34,268	29,940	38,047	40,608	45,020	14%	(24)%
Other	6,855	8,423	7,558	14,642	10,783	(19)%	(36)%
Total noninterest income	41,123	38,363	45,605	55,250	55,803	7%	(26)%
Noninterest expense	47,306	47,958	50,371	55,151	53,136	(1)%	(11)%
Income/(loss) before income taxes	$2,865	$(421)	$3,698	$6,006	$8,652	NM	(67)%

Efficiency ratio (a)	94.29%	NM	93.16%	90.18%	86.00%
Fixed income product average daily revenue	$544	$468	$624	$655	$715	16%	(24)%

Balance Sheet (millions)
Average trading inventory	$1,500	$1,566	$1,710	$1,437	$1,122	(4)%	34%
Average loans held-for-sale	617	539	487	363	443	14%	39%
Average other earning assets	826	797	933	850	690	4%	20%
Total average earning assets	2,943	2,902	3,130	2,650	2,255	1%	31%
Total period-end assets	3,743	3,465	3,655	2,990	2,751	8%	36%
Net interest margin (b)	1.26%	1.29%	1.09%	0.94%	1.13%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	Noninterest expense divided by total revenue.

(b)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						3Q18 Changes vs.
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Income Statement (thousands)
Net interest income/(expense)	$(15,415)	$(17,108)	$(16,128)	$(16,705)	$(13,769)	10%	(12)%
Noninterest income excluding securities gains/(losses) (a)	9,760	8,704	9,225	6,518	(9,482)	12%	NM
Securities gains/(losses), net (b)	212,859	31	86	137	6	NM	NM
Noninterest expense (c)	33,323	67,093	52,381	74,398	23,926	(50)%	39%
Loss before income taxes	$173,881	$(75,466)	$(59,198)	$(84,448)	$(47,171)	NM	NM

Average Balance Sheet (millions)
Average investment securities	$4,675	$4,773	$4,859	$4,273	$3,959	(2)%	18%
Total earning assets	$5,223	$5,267	$5,394	$4,796	$4,408	(1)%	18%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
(a) 3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings; 2Q18 and 4Q17 include $2.5 million and $1.3 million, respectively, of BOLI policy gains; 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(b) 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.
(c) 3Q18, 2Q18, 1Q18, and 4Q17 include $11.4 million, $43.2 million, $31.4 million, and $46.7 million, respectively, of acquisition- and integration-related expenses primarily associated with the CBF acquisition; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains; 3Q17 includes $8.2 million of acquisition- and integration-related expenses primarily associated with the CBF and Coastal acquisitions.

FHN NON-STRATEGIC
Quarterly, Unaudited

						3Q18 Changes vs.
	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Income Statement (thousands)
Net interest income	$9,619	$11,911	$15,694	$10,579	$8,501	(19)%	13%
Provision/(provision credit) for loan losses	(6,045)	(4,925)	(5,458)	(6,431)	(8,552)	(23)%	29%
Noninterest income (a)	5,373	149	1,143	744	1,720	NM	NM
Noninterest expense (b)	5,811	8,107	8,431	39,648	9,362	(28)%	(38)%
Income/(loss) before income taxes	$15,226	$8,878	$13,864	$(21,894)	$9,411	72%	62%

Average Balance Sheet (millions)
Loans	$1,170	$1,274	$1,372	$1,342	$1,358	(8)%	(14)%
Other assets	96	175	213	118	73	(45)%	32%
Total assets	1,266	1,449	1,585	1,460	1,431	(13)%	(12)%
Net interest margin (c)	3.01%	3.30%	3.96%	2.86%	2.34%
Efficiency ratio (d)	38.76%	67.22%	50.07%	NM	91.60%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(b)	4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accrual related to legal matter.

(c)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

(d)	Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q18 Changes vs.
(Dollars in thousands)	3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Allowance for Loan Losses Walk-Forward
Beginning reserve	$185,462	$187,194	$189,555	$194,867	$197,257	(1)%	(6)%
Provision/(provision credit) for loan losses	2,000	—	(1,000)	3,000	—	NM	NM
Charge-offs	(9,482)	(10,008)	(8,483)	(17,481)	(10,670)	5%	11%
Recoveries	7,979	8,276	7,122	9,169	8,280	(4)%	(4)%
Ending balance	$185,959	$185,462	$187,194	$189,555	$194,867	*	(5)%
Reserve for unfunded commitments	7,581	6,536	4,613	5,079	4,372	16%	73%
Total allowance for loan losses plus reserve for unfunded commitments	$193,540	$191,998	$191,807	$194,634	$199,239	1%	(3)%

Allowance for Loan Losses
Regional Banking	$160,824	$156,473	$155,873	$154,111	$156,021	3%	3%
Non-Strategic	25,135	28,989	31,321	35,444	38,846	(13)%	(35)%
Total allowance for loan losses	$185,959	$185,462	$187,194	$189,555	$194,867	*	(5)%

Nonperforming Assets (a)
Regional Banking
Nonperforming loans (b)	$76,145	$50,856	$57,372	$52,659	$40,610	50%	88%
OREO (c)	20,571	22,095	27,614	34,679	2,848	(7)%	NM
Total Regional Banking	$96,716	$72,951	$84,986	$87,338	$43,458	33%	NM
Non-Strategic
Nonperforming loans	$68,485	$72,190	$72,519	$75,803	$82,203	(5)%	(17)%
Nonperforming loans held-for-sale after fair value adjustments	5,675	5,769	8,258	6,971	7,314	(2)%	(22)%
OREO (c)	5,155	4,361	4,761	4,887	5,029	18%	3%
Total Non-Strategic	$79,315	$82,320	$85,538	$87,661	$94,546	(4)%	(16)%
Corporate
Nonperforming loans	$1,727	$1,746	$2,140	$2,157	$2,173	(1)%	(21)%
Total nonperforming assets (c)	$177,758	$157,017	$172,664	$177,156	$140,177	13%	27%

Net Charge-Offs (a)
Regional Banking	$3,693	$4,325	$2,696	$11,429	$5,739	(15)%	(36)%
Non-Strategic	(2,190)	(2,593)	(1,335)	(3,117)	(3,349)	16%	35%
Total net charge-offs/(recoveries)	$1,503	$1,732	$1,361	$8,312	$2,390	(13)%	(37)%

Consolidated Key Ratios (d) (e)
30+ Delinq. % (f)	0.35%	0.31%	0.29%	0.33%	0.38%
NPL % (g)	0.54	0.45	0.48	0.47	0.62
NPA %	0.63	0.55	0.60	0.61	0.66
Net charge-offs %	0.02	0.03	0.02	0.15	0.05
Allowance / loans % (h)	0.68	0.67	0.69	0.69	0.97
Allowance / NPL	1.27	x	1.49	x	1.42	x	1.45	x	1.56	x
Allowance / NPA	1.08	x	1.23	x	1.14	x	1.11	x	1.47	x
Allowance / net charge-offs	31.20	x	26.70	x	33.90	x	5.75	x	20.55	x

Other
Loans past due 90 days or more and still accruing (i)	$49,352	$44,467	$52,700	$48,047	$41,025	11%	20%
Guaranteed portion (i)	7,772	8,412	9,076	9,454	10,046	(8)%	(23)%
Period-end loans, net of unearned income (millions)	27,350	27,702	27,250	27,659	20,166	(1)%	36%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.
(b) 3Q18 increase in NPLs was driven by one large credit.
(c) Excludes OREO from government-insured mortgages.
(d) See Glossary of Terms for definitions of Consolidated Key Ratios.
(e) 4Q17 Asset Quality ratios were impacted by the addition of approximately $7.4 billion in loans as a result of the Capital Bank acquisition.
(f) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(g) 3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(h) The 4Q17 decrease in allowance to loans reflects the addition of loans acquired from Capital Bank at fair value which includes an estimate of life of loan credit losses.
(i) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

3Q18 Changes vs.
3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,044	$16,439	$15,828	$16,057	$12,792	(2)%	25%
30+ Delinq. % (a)	0.15%	0.14%	0.16%	0.19%	0.27%
NPL % (b)	0.26	0.12	0.18	0.19	0.15
Charge-offs % (qtr. annualized)	0.01	0.06	0.01	0.28	0.10
Allowance / loans %	0.63%	0.59%	0.63%	0.61%	0.77%
Allowance / net charge-offs	74.66	x	10.73	x	44.48	x	2.52	x	7.97	x

Commercial Real Estate
Period-end loans ($ millions)	$4,237	$4,136	$4,234	$4,215	$2,251	2%	88%
30+ Delinq. % (a) (c)	0.20%	0.06%	0.08%	0.15%	0.02%
NPL %	0.02	0.03	0.02	0.03	0.07
Charge-offs % (qtr. annualized)	NM	0.01	—	NM	NM
Allowance / loans %	0.80%	0.82%	0.69%	0.67%	1.32%
Allowance / net charge-offs	NM	55.04	x	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,191	$6,223	$6,247	$6,368	$4,370	(1)%	42%
30+ Delinq. % (a)	0.74%	0.68%	0.57%	0.65%	0.74%
NPL %	1.30	1.28	1.22	1.12	1.76
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.43%	0.51%	0.52%	0.59%	0.94%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$347	$355	$380	$399	$403	(2)%	(14)%
30+ Delinq. % (a)	2.59%	1.92%	2.63%	1.85%	1.51%
NPL %	6.43	6.87	6.65	6.61	6.81
Charge-offs % (qtr. annualized)	NM	NM	0.10	0.10	NM
Allowance / loans %	3.88%	3.97%	4.07%	3.90%	3.90%
Allowance / net charge-offs	NM	NM	40.18	x	37.67	x	NM

Credit Card and Other
Period-end loans ($ millions)	$531	$549	$561	$620	$350	(3)%	52%
30+ Delinq. % (a)	1.64%	1.80%	0.98%	1.24%	0.89%
NPL %	0.13	0.07	0.18	0.03	0.04
Charge-offs % (qtr. annualized)	3.32	2.61	2.15	2.30	2.80
Allowance / loans %	2.21%	1.63%	1.73%	1.61%	2.95%
Allowance / net charge-offs	0.66	x	0.62	x	0.76	x	0.99	x	1.04	x
NM - Not meaningful
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(c) 3Q18 increase in delinquencies primarily driven by two credits.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

											3Q18 Changes vs.
	3Q18		2Q18		1Q18		4Q17		3Q17		2Q18	3Q17

Total Regional Banking (a)
Period-end loans ($ millions)	$26,203		$26,427		$25,888		$26,185		$18,788		(1)%	39%
30+ Delinq. % (b)	0.26%		0.22%		0.20%		0.24%		0.28%
NPL % (c)	0.29		0.19		0.22		0.20		0.22
Charge-offs % (qtr. annualized)	0.06		0.07		0.04		0.21		0.12
Allowance / loans %	0.61%		0.59%		0.60%		0.59%		0.83%
Allowance / net charge-offs	10.98	x	9.02	x	14.25	x	3.40	x	6.85	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$15,675		$16,020		$15,410		$15,639		$12,373		(2)%	27%
30+ Delinq. % (b)	0.15%		0.15%		0.16%		0.19%		0.28%
NPL % (c)	0.25		0.10		0.16		0.18		0.13
Charge-offs % (qtr. annualized)	0.01		0.06		0.02		0.29		0.10
Allowance / loans %	0.63%		0.60%		0.64%		0.62%		0.78%
Allowance / net charge-offs	71.90	x	10.57	x	43.61	x	2.48	x	7.83	x

Commercial Real Estate
Period-end loans ($ millions)	$4,237		$4,136		$4,234		$4,215		$2,251		2%	88%
30+ Delinq. % (b) (d)	0.20%		0.06%		0.08%		0.15%		0.02%
NPL %	0.02		0.03		0.02		0.03		0.07
Charge-offs % (qtr. annualized)	NM		0.01		—		NM		NM
Allowance / loans %	0.80%		0.82%		0.69%		0.67%		1.32%
Allowance / net charge-offs	NM		55.04	x	NM		NM		NM

Consumer Real Estate
Period-end loans ($ millions)	$5,749		$5,734		$5,707		$5,774		$3,714		*	55%
30+ Delinq. % (b)	0.56%		0.51%		0.38%		0.40%		0.38%
NPL %	0.62		0.57		0.53		0.39		0.61
Charge-offs % (qtr. annualized)	0.03		NM		NM		NM		0.04
Allowance / loans %	0.25%		0.27%		0.27%		0.28%		0.46%
Allowance / net charge-offs	9.09	x	NM		NM		NM		11.04	x

Credit Card, Permanent Mortgage, and Other (a)
Period-end loans ($ millions)	$542		$537		$537		$557		$450		1%	20%
30+ Delinq. % (b)	0.74%		0.71%		0.59%		0.68%		0.85%
NPL %	0.07		0.09		0.20		0.09		0.10
Charge-offs % (qtr. annualized)	2.39		1.80		1.85		1.88		2.19
Allowance / loans %	2.55%		2.12%		2.27%		2.23%		2.79%
Allowance / net charge-offs	1.09	x	1.17	x	1.21	x	1.37	x	1.27	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$42		$44		$49		$53		$58		(5)%	(28)%
30+ Delinq. % (b)	4.21%		3.32%		5.51%		3.98%		4.22%
NPL %	4.12		3.94		4.41		4.03		3.75
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / net charge-offs	NM		NM		NM		NM		NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.
(b) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(c) 3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(d) 3Q18 increase in delinquencies primarily driven by two credits.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

3Q18 Changes vs.
3Q18	2Q18	1Q18	4Q17	3Q17	2Q18	3Q17

Total Non-Strategic (a)
Period-end loans ($ millions)	$1,105	$1,231	$1,313	$1,421	$1,320	(10)%	(16)%
30+ Delinq. % (b)	2.31%	1.97%	1.82%	1.92%	1.62%
NPL %	6.20	5.87	5.52	5.34	6.23
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.27%	2.36%	2.38%	2.50%	2.94%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$369	$419	$418	$418	$419	(12)%	(12)%
30+ Delinq. % (b)	—%	—%	—%	—%	—%
NPL %	0.80	0.71	0.72	0.73	0.74
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.35%	0.31%	0.30%	0.33%	0.32%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$442	$489	$540	$594	$656	(10)%	(33)%
30+ Delinq. % (b)	3.06%	2.63%	2.64%	3.06%	2.80%
NPL %	10.09	9.55	8.60	8.23	8.26
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.81%	3.28%	3.17%	3.53%	3.66%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$191	$201	$217	$229	$239	(5)%	(20)%
30+ Delinq. % (b)	3.31%	2.28%	3.16%	2.12%	1.20%
NPL %	10.60	11.08	10.43	10.40	10.39
Charge-offs % (qtr. annualized)	NM	NM	0.17	0.18	NM
Allowance / loans %	5.76%	5.77%	5.93%	5.70%	5.62%
Allowance / net charge-offs	NM	NM	33.55	x	31.54	x	NM

Other Consumer (a)
Period-end loans ($ millions)	$103	$122	$138	$180	$6	(16)%	NM
30+ Delinq. % (b)	5.47%	5.63%	2.04%	2.41%	1.44%
NPL %	0.66	0.19	0.29	0.07	1.92
Charge-offs % (qtr. annualized)	4.47	3.71	1.61	1.49	1.14
Allowance / loans %	0.37%	0.05%	0.05%	0.05%	0.69%
Allowance / net charge-offs	0.08	x	0.01	x	0.03	x	0.09	x	0.60	x
NM - Not meaningful
(a) In 3Q18, the acquired CBF indirect auto portfolio was retrospectively reclassed through 4Q17 from the Regional Banking segment to the Non-Strategic segment.
(b) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	3Q18	2Q18	1Q18	4Q17	3Q17

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,741,931	$4,549,749	$4,572,528	$4,580,488	$2,883,551
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,350,876	$4,158,694	$4,181,473	$4,189,433	$2,492,496
Less: Intangible assets (GAAP) (b)	1,571,317	1,577,231	1,572,916	1,571,242	279,492
(C) Tangible common equity (Non-GAAP)	$2,779,559	$2,581,463	$2,608,557	$2,618,191	$2,213,004

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$40,635,924	$41,076,795	$40,463,195	$41,423,388	$29,622,636
Less: Intangible assets (GAAP) (b)	1,571,317	1,577,231	1,572,916	1,571,242	279,492
(E) Tangible assets (Non-GAAP)	$39,064,607	$39,499,564	$38,890,279	$39,852,146	$29,343,144

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,611,302	$4,552,546	$4,573,916	$3,506,165	$2,866,757
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,220,247	$4,161,491	$4,182,861	$3,115,110	$2,475,702
Less: Average intangible assets (GAAP) (b)	1,572,886	1,569,449	1,568,029	726,958	280,575
(H) Average tangible common equity (Non-GAAP)	$2,647,361	$2,592,042	$2,614,832	$2,388,152	$2,195,127

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$1,072,318	$327,257	$367,531	$(209,641)	$267,148

Period-end Shares Outstanding
(J) Period-end shares outstanding	323,943	325,003	327,194	326,736	234,231

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	25.41%	7.86%	8.79%	(6.73)%	10.79%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	40.51%	12.63%	14.06%	(8.78)%	12.17%
(A)/(D) Total equity to total assets (GAAP)	11.67%	11.08%	11.30%	11.06%	9.73%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.12%	6.54%	6.71%	6.57%	7.54%
(B)/(J) Book value per common share (GAAP)	$13.43	$12.80	$12.78	$12.82	$10.64
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.58	$7.94	$7.97	$8.01	$9.45
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.